SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 19, 2000

                             SBM Certificate Company
               (Exact Name of Registrant as Specified in Charter)

        Maryland                        811-6268                41-1671595
(State of Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
Incorporation)                                               Identification No.)


      2 Wisconsin Circle, Suite 700, Chevy Chase, Maryland     20815
               (Address of Principal Executive Offices)      (Zip Code)

       Registrant's telephone number, including area code: (301) 656-4200

                       SBM Certificate Company (Minnesota)
                         c/o ARM Financial Group, Inc.,
                  515 West Market Street, Louisville, KY 40202
             (Former Name and Address, if Changed Since Last Report)


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

         On July 19, 2000, State Bond and Mortgage Company, L.L.C. ("State Bond"), a Maryland limited liability company, completed the purchase of 100% of the issued and outstanding shares of common stock of SBM Certificate Company ("SBM-MN"), a Minnesota corporation, from ARM Financial Group ("ARM"), a Delaware corporation (the "Acquisition"). State Bond effected the Acquisition as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among 1st Atlantic Guaranty Corporation ("1st Atlantic"), a Maryland corporation, SBM-MN and ARM ("Stock Purchase Agreement"). State Bond is a 100% owned subsidiary of 1st Atlantic. A copy of the Stock Purchase Agreement (exhibits omitted) was included as an exhibit to 1st Atlantic's Form 8-K dated March 28, 2000, previously filed with the Commission.



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         The purchase price paid by State Bond in the Acquisition was
$1,350,000, of which $950,000 has been paid to ARM, and $400,000 is being held by an escrow agent as security for certain post-closing obligations and liabilities of ARM under the Stock Purchase Agreement.

         SBM-MN has been merged into SBM Certificate Company ("SBM-MD"), a Maryland corporation 100% owned by State Bond. SBM-MD had nominal assets at the time of the merger and was formed for purposes of redomestication from Minnesota to Maryland. As result of the Acquisition transactions, SBM-MD has succeeded SBM-MN as the "registrant" in all filings made by SBM-MN under the Securities Act of 1933, Securities Exchange Act of 1934 and Investment Act of 1940 ("1940 Act").

         The Acquisition was financed by a short-term bank loan made to State Bond, in the amount of $1,500,000. The loan provided for a floating and fluctuating rate of interest equal to prime, and a non-refundable commitment fee of $100,000. The loan was guaranteed by John J. Lawbaugh, President of 1st Atlantic, and his wife, and other officers of 1st Atlantic, and was secured by various pledges and liens, including State Bond's ownership of SBM-MD, among other terms and conditions of the bank's commitment. State Bond also bore all of the bank's costs in making the loan. The full amount of the loan, including the bank's costs, was paid by State Bond on July 19, 2000. The name of the bank has been filed separately with the Commission.

         On July 19, 2000, SBM-MD declared and paid a cash dividend in the amount of $1,400,000 to its parent, State Bond, which used those proceeds to defray the bank borrowing described above.

ITEM 5.      OTHER EVENTS.

         SBM-MN maintained reserves equal to 100% of the face amount of its certificates, in accordance with provisions of Minnesota law, which exceeds the reserve requirements of Section 28 of the 1940 Act. As a result of its redomestication as a Maryland corporation, SBM-MN, now SBM-MD, will continue to maintain the level of reserves required under Section 28 of the 1940 Act, but Maryland does not impose any additional reserve requirements.



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ITEM 7.      FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)               Exhibits

             (2) Stock Purchase Agreement dated March 28, 2000 by and among 1st Atlantic Guaranty Corporation, SBM Certificate Company, and ARM Financial Group (exhibits omitted). (Incorporated by reference to Exhibit (2) to the Form 8-K current report, dated March 28, 2000, filed by 1st Atlantic Guaranty Corporation under the Securities Exchange Act of 1934.)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 24, 2000



                                            SBM Certificate Company
                                                (Registrant)


                                            By:  /s/ John J. Lawbaugh
                                               ---------------------------------
                                                     John J. Lawbaugh
                                                     President